Global Payments Reports First Quarter Earnings
Increases Annual Fiscal 2015 Revenue, Margin and Cash EPS Outlook

ATLANTA, October 2, 2014 -- Global Payments Inc. (NYSE: GPN) today announced results for its fiscal first quarter ended August 31, 2014.
“We are delighted with our performance for the first quarter, which represents an excellent start to our 2015 fiscal year and further demonstrates the success of our focus on solid business execution and disciplined capital deployment,” said Jeff Sloan, Chief Executive Officer. “We continue to expand our direct distribution globally and are enthusiastic about our agreements to acquire Ezidebit and Fidelity National Information Services’ gaming business. Both of these transactions underscore our strategy to drive direct sales growth in attractive markets, deliver innovative products and solutions and leverage technological advantages.”

First Quarter 2015 Summary

•	Revenues grew 12% to $704.9 million, compared to $629.7 million in the first quarter of fiscal 2014.

•	Cash diluted earnings per share[1] grew 22% to $1.22, compared to $1.00 in the first quarter of fiscal 2014.

•	GAAP diluted earnings per share were $1.10, compared to $0.87 in the first quarter of 2014.

2015 Outlook
Cameron Bready, Executive Vice President and Chief Financial Officer, stated, “As a result of our strong first quarter performance and the anticipated closing of the Ezidebit transaction during our fiscal second quarter, we are raising our annual fiscal 2015 revenue outlook to $2.74 billion to $2.79 billion, or 7% to 9% percent growth. In addition we are increasing our outlook for annual fiscal 2015 diluted earnings per share on a cash basis to a range of $4.65 to $4.75, reflecting growth of 13% to 15% over fiscal 2014, and annual fiscal 2015 GAAP diluted earnings per share is expected to be in the range of $3.89 to $3.99. We also now expect annual fiscal 2015 core cash operating margins to expand by as much as 40 basis points.”

1See Schedule 2 for cash earnings and Schedules 6 and 7 for reconciliations of historical cash earnings to GAAP.

First Quarter 2015 Dividend
Global Payments’ board of directors approved fiscal 2015 first quarter dividend of $0.02 per common share payable November 28, 2014 to shareholders of record as of November 14, 2014.

Conference Call
Global Payments’ management will host a conference call today, October 2, 2014 at 8:30 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

About Global Payments
Global Payments Inc. is one of the largest worldwide providers of payment solutions for merchants, value added resellers, enterprise software providers, financial institutions, government agencies, multi-national corporations and independent sales organizations located throughout North America, Brazil, Europe and the Asia-Pacific region.  Global Payments, a Fortune 1000 company, offers a comprehensive line of solutions and services for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management.  Visit www.globalpaymentsinc.com for more information about the company and its services.

This announcement and comments made by Global Payments' management may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our ability to safeguard our data; increased competition from non-traditional competitors; our ability to update our products and services in a timely manner; potential systems interruptions or failures; software defects or undetected errors; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; increased attrition of merchants, referral partners or independent sales organizations; our ability to increase our share of existing markets and expand into new markets; unanticipated increases in chargeback liability; increases in credit card network fees; changes in laws, regulations or network rules or interpretations thereof; foreign currency exchange and interest rate risks; political, economic and regulatory changes in the foreign countries in which we operate; future performance, integration and conversion of acquired operations; loss of key personnel; and other risks detailed in our SEC filings, including the most recently filed Annual Report on Form 10-K. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor contact: investor.relations@globalpay.com	Media contact: media.relations@globalpay.com
Jane Elliott	Amy Corn
770-829-8234	770-829-8755

SCHEDULE 1
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended August 31,
	2014	2013	% Change
	(unaudited)
Revenues	$704,895	$629,685	11.9%

Operating expenses:
Cost of service	259,839	230,745	12.6%
Sales, general and administrative	320,658	291,556	10.0%
	580,497	522,301	11.1%

Operating income	124,398	107,384	15.8%

Other income (expense):
Interest and other income	1,192	3,338	(64.3)%
Interest and other expense	(11,010)	(7,879)	39.7%
	(9,818)	(4,541)	116.2%

Income before income taxes	114,580	102,843	11.4%
Provision for income taxes	(30,146)	(31,135)	(3.2)%
Net income	84,434	71,708	17.7%
Less: Net income attributable to noncontrolling interests, net of income tax	(9,068)	(7,065)	28.4%
Net income attributable to Global Payments	$75,366	$64,643	16.6%

Earnings per share attributable to Global Payments:
Basic	$1.11	$0.88	26.1%
Diluted	$1.10	$0.87	26.4%

Weighted average shares outstanding:
Basic	68,146	73,765
Diluted	68,617	74,289

SCHEDULE 2
CASH EARNINGS ATTRIBUTABLE TO GLOBAL PAYMENTS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended August 31,
	2014	2013	% Change

Revenues	$704,895	$629,685	11.9%

Operating expenses:
Cost of service	241,985	215,773	12.1%
Sales, general and administrative	323,599	290,060	11.6%
	565,584	505,833	11.8%

Operating income	139,311	123,852	12.5%

Other income (expense):
Interest and other income	1,192	3,338	(64.3)%
Interest and other expense	(11,010)	(7,879)	39.7%
	(9,818)	(4,541)	116.2%

Income before income taxes	129,493	119,311	8.5%
Provision for income taxes	(35,430)	(36,686)	(3.4)%
Net income	94,063	82,625	13.8%
Less: Net income attributable to noncontrolling interests, net of income tax	(10,303)	(8,436)	22.1%
Net income attributable to Global Payments	$83,760	$74,189	12.9%

Earnings per share attributable to Global Payments:
Basic	$1.23	$1.01	21.8%
Diluted	$1.22	$1.00	22.0%

Weighted average shares outstanding:
Basic	68,146	73,765
Diluted	68,617	74,289

See Schedule 6 for a reconciliation of cash earnings to GAAP.

SCHEDULE 3
SEGMENT INFORMATION
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended August 31,
	2014		2013		% Change
	GAAP	Cash Earnings	GAAP	Cash Earnings	GAAP	Cash Earnings

Revenues:
United States	$414,042	$414,042	$363,833	$363,833	13.8%	13.8%
Canada	89,965	89,965	86,672	86,672	3.8%	3.8%
North America merchant services	504,007	504,007	450,505	450,505	11.9%	11.9%

Europe	162,787	162,787	143,188	143,188	13.7%	13.7%
Asia-Pacific	38,101	38,101	35,992	35,992	5.9%	5.9%
International merchant services	200,888	200,888	179,180	179,180	12.1%	12.1%

Total revenues	$704,895	$704,895	$629,685	$629,685	11.9%	11.9%

Operating income (loss) for segments:
North America merchant services	$77,937	$89,315	$69,699	$79,404	11.8%	12.5%
International merchant services	73,602	77,137	61,541	68,757	19.6%	12.2%
Corporate	(27,141)	(27,141)	(23,856)	(24,309)	(13.8)%	(11.7)%
Operating income	$124,398	$139,311	$107,384	$123,852	15.8%	12.5%

See Schedule 7 for reconciliation of cash earnings segment information to GAAP.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	August 31, 2014	May 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$595,884	$581,872
Accounts receivable, net of allowances for doubtful accounts of $531 and $401, respectively	206,641	214,574
Claims receivable, net	758	809
Settlement processing assets	1,141,608	780,917
Inventory	5,660	6,636
Deferred income taxes	12,793	12,963
Prepaid expenses and other current assets	43,380	45,673
Total current assets	2,006,724	1,643,444
Goodwill	1,324,374	1,337,285
Other intangible assets, net	511,265	535,173
Property and equipment, net	363,415	369,753
Deferred income taxes	100,813	101,928
Other	32,765	31,067
Total assets	$4,339,356	$4,018,650

LIABILITIES AND EQUITY
Current liabilities:
Lines of credit	$652,157	$440,128
Current portion of long-term debt	31,250	17,677
Accounts payable and accrued liabilities	248,639	290,106
Settlement processing obligations	634,061	451,317
Income taxes payable	13,390	12,390
Total current liabilities	1,579,497	1,211,618
Long-term debt	1,388,750	1,376,002
Deferred income taxes	209,941	209,099
Other long-term liabilities	90,655	89,132
Total liabilities	3,268,843	2,885,851

Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 67,672,753 issued and outstanding at August 31, 2014 and 68,845,643 issued and outstanding at May 31, 2014	—	—
Paid-in capital	139,141	183,023
Retained earnings	822,461	815,980
Accumulated other comprehensive loss	(19,351)	(1,776)
Total Global Payments shareholders’ equity	942,251	997,227
Noncontrolling interests	128,262	135,572
Total equity	1,070,513	1,132,799
Total liabilities and equity	$4,339,356	$4,018,650

SCHEDULE 5
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended August 31,
	2014	2013
Cash flows from operating activities:
Net income	$84,434	$71,708
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property and equipment	16,712	13,981
Amortization of acquired intangibles	17,854	14,393
Share-based compensation expense	4,066	4,788
Provision for operating losses and bad debts	4,308	5,234
Deferred income taxes	3,705	5,784
Other, net	(755)	(1,891)
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	7,933	802
Claims receivable	(2,742)	(3,864)
Settlement processing assets and obligations, net	(179,462)	(115,383)
Inventory	981	4,448
Prepaid expenses and other assets	644	16,772
Accounts payable and other accrued liabilities	(22,151)	(40,207)
Income taxes payable	1,000	248
Net cash used in operating activities	(63,473)	(23,187)
Cash flows from investing activities:
Business, intangible and other asset acquisitions, net of cash acquired	(4,773)	—
Capital expenditures	(18,157)	(20,263)
Principal collections on financing receivables	219	665
Net proceeds from sales of investments and business	10,528	990
Net cash used in investing activities	(12,183)	(18,608)
Cash flows from financing activities:
Net borrowings on short-term lines of credit	212,029	141,026
Proceeds from issuance of long-term debt	390,000	440,000
Principal payments under long-term debt	(363,679)	(331,515)
Repurchase of common stock	(132,283)	(143,700)
Proceeds from stock issued under share-based compensation plans	12,588	3,998
Common stock repurchased - share-based compensation plans	(15,105)	(4,604)
Tax benefit from share-based compensation plans	3,154	1,213
Distributions to noncontrolling interests	(11,249)	(12,482)
Dividends paid	(1,370)	(1,456)
Net cash provided by financing activities	94,085	92,480
Effect of exchange rate changes on cash	(4,417)	(5,268)
Increase in cash and cash equivalents	14,012	45,417
Cash and cash equivalents, beginning of period	581,872	680,470
Cash and cash equivalents, end of period	$595,884	$725,887

SCHEDULE 6
RECONCILIATION OF CASH EARNINGS ATTRIBUTABLE TO GLOBAL PAYMENTS TO GAAP
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended August 31, 2014
	GAAP	Other[1]	Cash Earnings Adjustments[2]	Cash Earnings
Revenues	$704,895	$—	$—	$704,895
Operating expenses:
Cost of service	259,839	—	(17,854)	241,985
Sales, general and administrative	320,658	2,941	—	323,599
	580,497	2,941	(17,854)	565,584
Operating income	124,398	(2,941)	17,854	139,311
Other income (expense):
Interest and other income	1,192	—	—	1,192
Interest and other expense	(11,010)	—	—	(11,010)
	(9,818)	—	—	(9,818)
Income (loss) before income taxes	114,580	(2,941)	17,854	129,493
(Provision) benefit for income taxes	(30,146)	588	(5,872)	(35,430)
Net income (loss)	84,434	(2,353)	11,982	94,063
Less: Net income attributable to noncontrolling interests, net of income tax	(9,068)	—	(1,235)	(10,303)
Net income (loss) attributable to Global Payments	$75,366	$(2,353)	$10,747	$83,760
Diluted shares	68,617			68,617
Diluted earnings (loss) per share	$1.10	$(0.03)	$0.15	$1.22

	Three Months Ended August 31, 2013
	GAAP	Other[1]	Cash Earnings Adjustments[2]	Cash Earnings

Revenues	$629,685	$—	$—	$629,685
Operating expenses:
Cost of service	230,745	(579)	(14,393)	215,773
Sales, general and administrative	291,556	(1,496)	—	290,060
	522,301	(2,075)	(14,393)	505,833
Operating income	107,384	2,075	14,393	123,852
Other income (expense):
Interest and other income	3,338	—	—	3,338
Interest and other expense	(7,879)	—	—	(7,879)
	(4,541)	—	—	(4,541)
Income (loss) before income taxes	102,843	2,075	14,393	119,311
(Provision) benefit for income taxes	(31,135)	(789)	(4,762)	(36,686)
Net income (loss)	71,708	1,286	9,631	82,625
Less: Net income attributable to noncontrolling interests, net of income tax	(7,065)	—	(1,371)	(8,436)
Net income (loss) attributable to Global Payments	$64,643	$1,286	$8,260	$74,189
Diluted shares	74,289			74,289
Diluted earnings (loss) per share	$0.87	$0.02	$0.11	$1.00

1 For the three months ended August 31, 2014, represents a gain on the sale of a component of our Russia business that leased ATMs to our sponsor bank in Russia. For the three months ended August 31, 2013, year represents one-time charges primarily related to employee termination benefits and resolution of a contract related contingency.

2 Represents adjustments to cost of service to exclude acquisition intangible amortization expense and the related income tax benefit.

We supplemented our reporting of income and the related earnings per share information determined in accordance with GAAP by reporting income and the related earnings per share for the three months ended August 31, 2014 and 2013 on a "cash earnings" basis in this earnings release as a measure to help evaluate performance. We calculated income and earnings per share on a cash basis by excluding amounts related to a gain on the sale of a component of our Russia business that leased ATMs to our sponsor bank in Russia and acquisition intangible amortization. We exclude these charges in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations. Our income and earnings per share reported on a cash earnings basis should be considered in addition to, and not as a substitute for, income and earnings per share determined in accordance with GAAP. Our measures of income and earnings per share on a cash earnings basis reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

SCHEDULE 7
RECONCILIATION OF CASH EARNINGS SEGMENT INFORMATION TO GAAP
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended August 31,
	2014				2013
	GAAP	Other[1]	Cash Earnings Adjustments[2]	Cash Earnings	GAAP	Other[1]	Cash Earnings Adjustments[2]	Cash Earnings

Revenues:
United States	$414,042	$—	$—	$414,042	$363,833	$—	$—	$363,833
Canada	89,965	—	—	89,965	86,672	—	—	86,672
North America merchant services	504,007	—	—	504,007	450,505	—	—	450,505

Europe	162,787	—	—	162,787	143,188	—	—	143,188
Asia-Pacific	38,101	—	—	38,101	35,992	—	—	35,992
International merchant services	200,888	—	—	200,888	179,180	—	—	179,180

Total revenues	$704,895	$—	$—	$704,895	$629,685	$—	$—	$629,685

Operating income (loss) for segments:
North America merchant services	$77,937	$—	$11,378	$89,315	$69,699	$2,518	$7,187	$79,404
International merchant services	73,602	(2,941)	6,476	77,137	61,541	10	7,206	68,757
Corporate	(27,141)	—	—	(27,141)	(23,856)	(453)	—	(24,309)
Operating income (loss)	$124,398	$(2,941)	$17,854	$139,311	$107,384	$2,075	$14,393	$123,852

1 For the three months ended August 31, 2014, represents a gain on the sale of a component of our Russia business that leased ATMs to our sponsor bank in Russia. For the three months ended August 31, 2013, represents one-time charges primarily related to employee termination benefits and resolution of a contract related contingency.

2 Represents acquisition intangible amortization expense.

SCHEDULE 8
OUTLOOK SUMMARY
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	Fiscal 2014 Actual	Fiscal 2015 Outlook	% Change FY14

Revenue Outlook
Total Revenues	$2.55	$2.74 to $2.79	7% to 9%

EPS Outlook
Cash EPS	$4.12	$4.65 to $4.75	13% to 15%
Acquisition-related intangibles assets, non-recurring items and processing system intrusion[1]	(0.75)	(0.76)	1%
GAAP Diluted EPS	$3.37	$3.89 to $3.99	15% to 18%

We supplemented our reporting of income and the related earnings per share information determined in accordance with GAAP by reporting income and the related earnings per share for the fiscal years 2015 and 2014 on a "cash earnings" basis in this earnings release as a measure to help evaluate performance. We calculated income and earnings per share on a cash basis by excluding amounts related to the processing system intrusion, acquisition intangible amortization, acceleration of equity awards and other costs associated with the retirement of our former Chairman and CEO, a nonrecurring charge associated with our retained interest in Brazil, non-cash losses from the retirement of fixed assets, employee termination benefits and resolution of a contract related contingency and an adjustment to the costs associated with the debt refinancing. We exclude these charges in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations. Our income and earnings per share reported on a cash earnings basis should be considered in addition to, and not as a substitute for, income and earnings per share determined in accordance with GAAP. Our measures of income and earnings per share on a cash earnings basis reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

1 Fiscal 2015 reflects $0.72 of acquisition-related intangibles amortization and $0.04 of one-time charges. Fiscal 2014 reflects acquisition-related intangibles amortization of $0.51, processing system intrusion of ($0.07), and non-recurring items of $0.31. Other non-recurring items include acceleration of equity awards and other costs associated with the retirement of our former Chairman and CEO, a credit related to the sale of an interest in our Brazil business and a subsequent charge associated with our retained interest, cost associated with the debt refinancing we completed in February 2014, non-cash losses from the retirement of fixed assets, charges related to employee termination benefits and HSBC's share of dividends declared by Global Payments Asia-Pacific.